Exhibit 1.1

MYLAN INC.

$500,000,000 1.350% Senior Notes due 2016

$500,000,000 2.550% Senior Notes due 2019

$500,000,000 4.200% Senior Notes due 2023

$500,000,000 5.400% Senior Notes due 2043

UNDERWRITING AGREEMENT
November 19, 2013

November 19, 2013
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. LLC
As Representatives of the several Underwriters
named in Schedule I(a), I(b), I(c) and I(d) hereto,
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:
Mylan Inc., a Pennsylvania corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I(a), I(b), I(c) and I(d) hereto (the “Underwriters”), for whom you are acting as representatives (the "Representatives"), $500,000,000 aggregate principal amount of its 1.350% Senior Notes due 2016 (the “2016 Notes”), $500,000,000 aggregate principal amount of its 2.550% Senior Notes due 2019 (the “2019 Notes”), $500,000,000 aggregate principal amount of its 4.200% Senior Notes due 2023 (the “2023 Notes”) and $500,000,000 aggregate principal amount of its 5.400% Senior Notes due 2043 (the “2043 Notes” and together with the 2016 Notes, the 2019 Notes and the 2023 Notes, the “Securities”). The Securities will be issued pursuant to an indenture, dated as of the Time of Delivery (as defined in herein) (the “Base Indenture”), that will be entered into between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), to be amended and supplemented by a supplemental indenture, dated as of the Time of Delivery, that will be entered into between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). This Agreement, the Securities, and the Indenture are collectively referred to herein as the “Transaction Documents.”
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule II hereto) on Form S‑3 ASR, relating to securities (the “Shelf Securities”), including the Securities to be issued from time to time by the Company. Such registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities, dated June 13, 2013, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of Underwriters pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of Underwriters pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
1.    The Company represents and warrants to, and agrees with, each of the Underwriters that:
(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement;
(b)    (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the closing date, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T‑1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.
(c)    The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
(d)    Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(e)    Deloitte & Touche LLP, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act of 1933, and the Rules and Regulations;
(f)    The financial statements of the Company included in the Registration Statement, Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, Time of Sale Prospectus and the Prospectus present fairly in accordance with GAAP the information required to be stated therein.

Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act or the rules and regulations thereunder. The summary historical financial data of the Company included in the Registration Statement, Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto;
(g)    Since the respective dates as of which information is given in the Registration Statement, Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change in the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise;
(h)    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
(i)    Each Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X) has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Significant Subsidiaries was issued in violation of any preemptive or similar rights of any securityholder of such Significant Subsidiary.
(j)    The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Prospectus and the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company;
(k)    This Agreement has been duly authorized, executed and delivered by the Company;
(l)    The Indenture has been duly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will have been duly executed and delivered and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);
(m)    The Securities have been duly authorized and, when the notes representing the Securities are executed and authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture;
(n)    The Securities and the Indenture will be consistent in all material respects with the respective statements relating thereto contained in the Registration Statement, Time of Sale Prospectus and the Prospectus, and will be in substantially the respective forms last delivered to the Underwriters prior to the date of this Agreement;
(o)    (a) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or bylaws and (b) neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except in the case of this clause (b) for defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
(p)    The execution, delivery and performance of this Agreement, the Indenture and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement, Time of Sale Prospectus and the Prospectus, and the consummation of the transactions contemplated herein and in the Registration Statement, Time of Sale Prospectus and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”), and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate or other action, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of (x) the provisions of the charter or by-laws of the Company or any of its subsidiaries or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except in the case of clause (y) above, any such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries;
(q)    No labor dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, except such disputes or disturbances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(r)    Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment; and there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened or contemplated, against or affecting the Company or any of its subsidiaries that would reasonably be expected to, individually or in the aggregate, materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Indenture or the Securities or the performance by the Company of its obligations hereunder and thereunder. The Registration Statement, Time of Sale Prospectus and the Prospectus disclose the legal proceedings required to be disclosed therein pursuant to Item 103 of Regulation S-K;
(s)    All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed or extensions thereof have been duly requested and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or where the failure to pay would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
(t)    The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act, designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer, or persons performing similar functions, sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements for external purposes in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(u)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a−15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
(v)    Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;
(w)    Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business now operated by them;
(x)    Except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus and other than the registration or qualification under state securities or blue sky laws in connection with the offer and sale of the Securities, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus or the Prospectus; or for the due execution, delivery or performance of this Agreement, the Indenture and the Securities by the Company, except such as have been already obtained;
(y)    Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;
(z)    Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and except such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos−containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean−up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws;
(aa)    The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus and the Prospectus, will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”);
(bb)    The statements set forth in the Registration Statement under the caption “Description of Debt Securities” and the Time of Sale Prospectus and Prospectus under the caption “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities, are accurate, complete and fair in all material respects;
(cc)    None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States government, including, without limitation, the

U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, or in any other manner that would reasonably be expected to result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;
(dd)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;
(ee)    The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (including the rules and regulations of the Commission promulgated thereunder);
(ff)    Neither the Company nor any of its subsidiaries nor any agent thereof acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and
(gg)    To the knowledge of the Company, the information with respect to Agila Specialties Private Limited (“Agila”) contained in the Registration Statement, Time of Sale Prospectus and the Prospectus is true and correct in all material respects.
2.        Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, (a) in the case of the 2016 Notes, at a purchase price of 99.591% of the principal amount thereof, the principal amount of the 2016 Notes set forth opposite the name of such Underwriter in Schedule I(a) hereto, (b) in the case of the 2019 Notes, at a purchase price of 99.154% of the principal amount thereof, the principal amount of the 2019 Notes set forth opposite the name of such Underwriter in Schedule I(b) hereto, (c) in the case of the 2023 Notes, at a purchase price of 98.962% of the principal amount thereof, the principal amount of the 2023 Notes set forth opposite the name of such Underwriter in Schedule I(c) hereto and (d) in the case of the 2043 Notes, at a purchase price of 98.507% of the principal amount thereof, the principal amount of the 2043 Notes set forth opposite the name of such Underwriter in Schedule I(d) hereto.

3.    Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Prospectus, and each Underwriter, severally and not jointly, hereby represents and warrants to, and agrees with the Company that the Company agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule  I(a), I(b) , I(c) and I(d) hereto opposite its name at the purchase price set forth in Schedule I(a), I(b), I(c) and I(d) hereto, respectively.
4.    The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.
5.

(a)    The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022 (the “Closing Location”). The time and date of such delivery and payment shall be at 10:00 a.m., New York City time, on November 29, 2013 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.
(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to this Agreement, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to this Agreement, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
6.    The Company covenants with each Underwriter as follows:

(a)    To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(f) or 5(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
(b)    To prepare the Prospectus in a form approved by you.
(c)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.
(d)    To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
(e)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(f)    If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(g)    If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
(h)    To endeavor promptly to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation as a foreign corporation in such jurisdiction if it is not otherwise so subject.
(i)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offering by the Financial Industry Regulatory Authority and sale under state securities laws as provided in this Agreement, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment memorandum, (iv) any fees charged by the rating agencies for the rating of the Securities, (v) the cost of the preparation, issuance and delivery of the Securities, (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Securities, (vii)

the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section 6, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including fees of their counsel, transfer taxes on resale of the Securities by them, and any advertising expenses connected with any offers they may make.
(j)    During the period beginning from the date hereof and continuing until the date 60 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any debt securities of the Company without the prior written consent of the Representatives.
(k)    To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.
(l)    To use the net proceeds received in connection with the sale of the Securities in the manner described in the “Use of Proceeds” section of the Time of Sale Prospectus and the Prospectus.
(m)    Until the offering of the Securities is complete, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
7.    Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
8.    The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
(a)    Kirkland & Ellis LLP, counsel for the Underwriters, shall have furnished to the Representatives its opinion and negative assurance letter, in each case dated the Time of Delivery, in form and substance acceptable to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
(b)    (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Representatives their written opinions and negative assurance letter, dated the Time of Delivery, satisfactory to the Representatives and substantially in the form set forth in Exhibit A hereto; and (ii) Bradley L. Wideman, Vice President, Associate General Counsel, and Assistant Secretary, of the Company shall have furnished to the Representatives his written opinion, dated the Time of Delivery, satisfactory to the Representatives and substantially in the form set forth in Exhibit B hereto;
(c)    On the date of the Time of Sale Prospectus prior to the execution of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;
(d)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus;
(e)    Subsequent to the execution of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s outstanding indebtedness by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s outstanding indebtedness;
(f)    Subsequent to the execution of this Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; and
(g)    The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (d) of this Section 7 and as to such other matters as you may reasonably request.
9.
(a)    The Company will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person for any legal or other expenses reasonably incurred by such Underwriter or such affiliate, director, officer, employee or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any free writing prospectus, the Time of Sale Prospectus, the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the statements set forth in the fourth paragraph under the heading “Underwriting,” the third sentence of the first paragraph and the second and third paragraphs under the heading “Underwriting-Price Stabilization, Short Positions,” and the third sentence of the paragraph under the heading “Underwriting-Listing and Trading,” in the Time of Sale Prospectus and the Prospectus, to the extent such statements relate to the Underwriters, constitute the only information furnished by the Underwriters to the Company for the purposes of this Section 9(a).
(b)    Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which such parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, any free writing prospectus, the Time of Sale Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, preliminary prospectus, any free writing prospectus, the Time of Sale Prospectus, the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein (it being understood that such written information includes only the information referred to in Section 9(a)); and each Underwriter will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.
(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate, director, officer, employee or controlling person of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

10.
(a)    If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Prospectus, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6(h) hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.
12.    If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Section 6(i) and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Section 6(i) and 9 hereof.
13.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036 (Facsimile: (212) 507-8999), Attention: Investment Banking Division, with a copy to the Legal Department, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (Facsimile: (212) 834-6081), Attention: Investment Grade Syndicate Desk - 3rd Floor, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020 (Facsimile: (212) 901-7881), Attention: High Grade Debt, Capital Markets, Transaction and Management/Legal, with a copy (which shall not constitute notice) to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 (Facsimile: (212) 446-6460), Attention: Christian O. Nagler, Esq.; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: Secretary, with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (Facsimile: (212) 735-2000), Attention: Stacy J. Kanter; provided, however, that any notice to a Underwriter pursuant to this Agreement shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in this Agreement, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No Underwriter of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
15.    Time shall be of the essence of this Agreement.
16.    The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent they have deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
18.    THIS AGREEMENT AND ANY MATTERS RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.
19.    The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.
Very truly yours,

MYLAN INC.

By:	/s/ John D. Sheehan
Name: John D. Sheehan
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ James M. Probert
Name: James M. Probert
Title: Managing Director
On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof: J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director
On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director
On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I(a)
1.350% Senior Notes due 2016

Underwriter	Principal Amount of 2016 Notes to be Purchased
J.P. Morgan Securities LLC	$65,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$65,000,000
Morgan Stanley & Co. LLC	$65,000,000
Citigroup Global Markets Inc.	$65,000,000
Credit Suisse Securities (USA) LLC	$65,000,000
Goldman, Sachs & Co.	$65,000,000
PNC Capital Markets LLC	$30,000,000
RBS Securities Inc.	$30,000,000
ANZ Securities, Inc.	$12,500,000
Deutsche Bank Securities Inc.	$12,500,000
DNB Markets, Inc.	$12,500,000
HSBC Securities (USA) Inc.	$12,500,000
Mitsubishi UFJ Securities (USA), Inc.	--

Total	$500,000,000

SCHEDULE I(b)
2.550% Senior Notes due 2019

Underwriter	Principal Amount of 2019 Notes to be Purchased
J.P. Morgan Securities LLC	$65,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$65,000,000
Morgan Stanley & Co. LLC	$104,960,000
Citigroup Global Markets Inc.	$65,000,000
Credit Suisse Securities (USA) LLC	$65,000,000
Goldman, Sachs & Co.	$65,000,000
PNC Capital Markets LLC	$16,680,000
RBS Securities Inc.	$16,680,000
ANZ Securities, Inc.	$7,505,000
Deutsche Bank Securities Inc.	$7,505,000
DNB Markets, Inc.	$7,505,000
HSBC Securities (USA) Inc.	$7,505,000
Mitsubishi UFJ Securities (USA), Inc.	$6,660,000
Total	$500,000,000

SCHEDULE I(c)
4.200% Senior Notes due 2023

Underwriter	Principal Amount of 2023 Notes to be Purchased
J.P. Morgan Securities LLC	$65,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$65,000,000
Morgan Stanley & Co. LLC	$104,960,000
Citigroup Global Markets Inc.	$65,000,000
Credit Suisse Securities (USA) LLC	$65,000,000
Goldman, Sachs & Co.	$65,000,000
PNC Capital Markets LLC	$16,680,000
RBS Securities Inc.	$16,680,000
ANZ Securities, Inc.	$7,505,000
Deutsche Bank Securities Inc.	$7,505,000
DNB Markets, Inc.	$7,505,000
HSBC Securities (USA) Inc.	$7,505,000
Mitsubishi UFJ Securities (USA), Inc.	$6,660,000
Total	$500,000,000

SCHEDULE I(d)
5.400% Senior Notes due 2043

Underwriter	Principal Amount of 2043 Notes to be Purchased
J.P. Morgan Securities LLC	$65,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$65,000,000
Morgan Stanley & Co. LLC	$105,080,000
Citigroup Global Markets Inc.	$65,000,000
Credit Suisse Securities (USA) LLC	$65,000,000
Goldman, Sachs & Co.	$65,000,000
PNC Capital Markets LLC	$16,640,000
RBS Securities Inc.	$16,640,000
ANZ Securities, Inc.	$7,490,000
Deutsche Bank Securities Inc.	$7,490,000
DNB Markets, Inc.	$7,490,000
HSBC Securities (USA) Inc.	$7,490,000
Mitsubishi UFJ Securities (USA), Inc.	$6,680,000
Total	$500,000,000

SCHEDULE II

Underwriters:
Underwriter authorized to release lock-up under Section 3:
Underwriter authorized to appoint counsel:
Indenture:	Base Indenture and Supplemental Indenture, each dated as of November 29, 2013, between the Company and the Trustee
Trustee:	The Bank of New York Mellon
Registration Statement File No.:	333-189297
Time of Sale Prospectus
Prospectus dated June 13, 2013 relating to the Shelf Securities

The preliminary prospectus supplement dated November 19, 2013 relating to the Securities

The free writing prospectuses filed by the Company on November 19, 2013 under Rule 433(d) of the Securities Act

Securities to be purchased:	$500,000,000 1.350% Senior Notes due 2016
Aggregate Principal Amount:	$500,000,000
Purchase Price:	99.591% of the principal amount of the Securities, plus accrued interest, if any, from November 29, 2013
Maturity:	November 29, 2016
Interest Rate:	1.350% per annum, accruing from November 29, 2013
Interest Payment Dates:	May 29 and November 29 commencing May 29, 2014
Securities to Be purchased:	$500,000,000 2.550% Senior Notes due 2019
Aggregate Principal Amount:	$500,000,000
Purchase Price:	99.154% of the principal amount of the Securities, plus accrued interest, if any, from November 29, 2013

Maturity:	March 28, 2019
Interest Rate:	2.550% per annum, accruing from November 29, 2013
Interest Payment Dates:	March 28 and September 28 commencing March 28, 2014
Securities to be purchased:	$500,000,000 4.200% Senior Notes due 2023
Aggregate Principal Amount:	$500,000,000
Purchase Price:	98.962% of the principal amount of the Securities, plus accrued interest, if any, from November 29, 2013
Maturity:	November 29, 2023
Interest Rate:	4.200% per annum, accruing from November 29, 2013
Interest Payment Dates:	May 29 and November 29 commencing May 29, 2014
Securities to be purchased:	$500,000,000 5.400% Senior Notes due 2043
Aggregate Principal Amount:	$500,000,000
Purchase Price:	98.507% of the principal amount of the Securities, plus accrued interest, if any, from November 29, 2013
Maturity:	November 29, 2043
Interest Rate:	5.400% per annum, accruing from November 29, 2013
Interest Payment Dates:	May 29 and November 29 commencing May 29, 2014

Closing Date and Time:	November 29, 2013 10:00 a.m.

Closing Location:	Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022
Address for Notices to Underwriters:
J.P. Morgan Securities LLC:
383 Madison Avenue
New York, NY 10179
Fax: 212-834-6081
Attn: Investment Grade Syndicate Desk -
3rd Floor
Merrill Lynch, Pierce, Fenner & Smith
Incorporated:
50 Rockefeller Plaza
NY1-050-12-01
New York, NY 10020
Fax: 212-901-7881
Attn: High Grade Debt
Capital Markets
Transaction
Management/Legal

Morgan Stanley & Co. LLC:
1585 Broadway
New York, NY 10036
Fax: 212-507-8999
Attn: Investment Banking Division
Copy to: Legal Department

Address for Notices to the Company:	Mylan Inc.: 1500 Corporate Drive Canonsburg, Pennsylvania 15317 Attn: Secretary Copy to: Skadden, Arps, Slate, Meagher & Flom LLP Attn: Stacy J. Kanter

EXHIBIT A
FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Corporate Opinion:

1.Each of the Transaction Agreements has been duly executed and delivered by the Company under the laws of the State of New York to the extent that such execution and delivery are governed by the laws of the State of New York.
2.The Indenture constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.
3.Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Notes contemplated thereby: (i) constitutes a violation of, or a default under, any Scheduled Contract or (ii) contravenes any Scheduled Order.
4.Neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the issuance and sale of the Notes contemplated thereby: (i) violates any law, rule or regulation of the State of New York or the United States of America or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of the State of New York or the United States of America, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made.
5.When duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.
6.The statements in the Prospectus Supplement and the Disclosure Package under the captions (i) "Underwriting," insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, and (ii) "Description of Notes," insofar as such statements purport to summarize certain provisions of the Indenture and the Note Certificates, and the statements in the Base Prospectus under the caption “Description of Debt Securities,” insofar as such statements purport to summarize certain provisions of the Base Indenture, fairly summarize such provisions in all material respects.
7.The Company is not and, solely after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus Supplement and the Disclosure Package, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

Tax Opinion:
Based upon and subject to the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth in the Base Prospectus, the Preliminary Prospectus, the Prospectus Supplement and herein, we are of the opinion that, although the discussion set forth in the Preliminary Prospectus and the Prospectus Supplement under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership, and disposition of the Notes to U.S. Holders and Non-U.S. Holders (as defined therein), such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences generally applicable to the purchase, ownership, and disposition of the Notes to U.S. Holders and Non-U.S. Holders under current U.S. federal income tax law, subject to the limitations and qualifications set forth therein.
Negative Assurance Letter:
On the basis of the foregoing, (i) the Registration Statement, at the Effective Time (as defined below), and the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T‑1 (the "Form T‑1")) and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus Supplement, as of the date of the Prospectus Supplement and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management's assessment of the effectiveness of internal controls over financial reporting or the auditors' report on the effectiveness of the Company's internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T‑1). In addition, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Disclosure Package, as of the Applicable Time (as defined below), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we do not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management's assessment of the effectiveness of internal controls over financial reporting or the auditors' report on the effectiveness of the Company's internal controls over financial reporting, or the statements contained in the exhibits to the Registration Statement, including the Form T‑1, to the extent included or incorporated by reference therein).

EXHIBIT B
FORM OF OPINION OF BRADLEY L. WIDEMAN, VICE PRESIDENT, ASSOCIATE GENERAL COUNSEL SECURITIES AND ASSISTANT SECRETARY

1.The Company is subsisting under the laws of the Commonwealth of Pennsylvania.
2.The Company has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus Supplement. The Company has the corporate or other power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.
3.The Company is qualified and in good standing (to the extent such concept is applicable in the respective jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (as defined in the Underwriting Agreement).
4.Each of the Transaction Documents has been duly authorized, executed and delivered by the Company.
5.The execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Notes, will not (i) conflict with the Articles of Incorporation or the Bylaws, or (ii) violate or conflict with, or result in any contravention of, any Applicable Laws of the Commonwealth of Pennsylvania.
6.No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, (i) the execution or delivery of each of the Transaction Documents by the Company or (ii) the consummation by the Company of the transactions contemplated thereby.
7.To my knowledge, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of their property is subject that are required to be disclosed in the Disclosure Package or the Prospectus Supplement pursuant to Item 103 of Regulation S-K of the Rules and Regulations, that are not so disclosed.
8.The Incorporated Documents appeared on their face to be, when filed with the SEC, appropriately responsive in all material respects to the requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (except for the financial statements, schedules and other financial information included or incorporated by reference therein, as to which I express no belief).
9.The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus Supplement.